CYPRIUM RESOURCES, INC.
C915 Jia Hao International Business Center
116 Zizhuyuan Road Haidan District
Beijing, China 100097

September 17, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary information statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement

CYPRIUM RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CYPRIUM RESOURCES, INC.

NOTICE OF STOCKHOLDER ACTION

To the Stockholders of Cyprium Resources, Inc.:

Notice is hereby given that the following actions were authorized by the Board of Directors of Cyprium Resources, Inc. (the “Company”) on September 9, 2008, and approved by the written consent of the stockholders of Cyprium Resources, Inc. holding a majority of the shares of our outstanding common stock:

Approval of a 2-for-one forward split of its common stock issued and outstanding, such that every current shareholder of the Company’s common stock shall be issued two shares of the Company’s $0.001 par value common voting stock in exchange for every 1 share of the Company’s $0.001 par value common voting stock held as of the record date, with fractional shares being rounded up to the next whole share.  The number of authorized shares will be unchanged (75,000,000).  The forward-split will be effective as of October 17, 2008.

Prior to the effective date of the forward-split there will be approximately 3,625,000 shares of the Company’s common stock issued and outstanding.  After the 2-for-1 forward-split has been completed the total number of issued and outstanding shares of the Company’s common stock will be approximately 7,250,000.

Only shareholders of record at the close of business on September 9, 2008 shall be given Notice of the Action by Written Consent.  The Company will not solicit proxies.

The foregoing action will be taken on or about October 17, 2008, or approximately twenty (20) days after the mailing of this Notice and the enclosed Information Statement.

This Notice and the attached Information Statement are being circulated to advise our stockholders of certain actions already approved by written consent of the stockholders who collectively hold a majority of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until approximately twenty (20) days after the date this Information Statement is mailed to our stockholders. Therefore, this Notice and the enclosed Information Statement are being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Because the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement of the Nevada General Corporation Law, our Articles of Incorporation, as amended and our Bylaws, we are not asking for a proxy and you are not requested to send one.

By Order of the Board of Directors

/s/ Stephen Clevett
Stephen Clevett, Director

Cyprium Resources, Inc.
C915 Jia Hao International Business Center
116 Zizhuyuan Road Haidan District
Beijing, China 100097
Phone:  604-889-8111

INFORMATION STATEMENT

GENERAL

This information statement is circulated to advise the stockholders of Cyprium Resources, Inc. (the "Company") of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

Approval of a 2-for-one forward split of its common stock issued and outstanding, such that every current shareholder of the Company’s common stock shall be issued two shares of the Company’s $0.001 par value common voting stock in exchange for every 1 share of the Company’s $0.001 par value common voting stock held as of the record date, with fractional shares being rounded up to the next whole share.  The number of authorized shares will be unchanged (75,000,000).  The forward-split will be effective as of October 17, 2008.

The Company's Board of Directors approved these actions on September 9, 2008. The anticipated effective date will be a date no earlier than 20 days after the mailing of this Information Statement to our stockholders.

The elimination of the need for a special meeting of the stockholders to approve the actions is authorized by Section 78.320 of the Nevada General Corporation Law, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.320 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to forward split the Company's outstanding Common Stock. In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company.

The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was September 9, 2008, (the "Record Date").

PURPOSE AND EFFECT OF THE MATTERS TO BE ACTED UPON

1.	2-for-1 forward-split of common stock (the “Forward Split”).

Our common stock is currently quoted on the OTC Bulletin Board. At the present time, there are approximately 2,125,000 shares our common stock that are freely tradable. We believe that the absence of a substantial market for our shares is a disincentive for investors to acquire our common shares. We believe that the Forward Split will substantially increase the number of our common shares that trade in the over-the-counter market with the goal of providing substantially greater liquidity for our shares which, hopefully, will provide greater incentive for investors to acquire our common shares. However, given the early stage of development of our company, our small size and limited revenues there are no assurances that the Forward Split, if implemented, will have the desired effect.

The Forward Split is not intended to change the proportionate equity interests of the Company's stockholders; however, some incidental change can be expected to occur in connection with the elimination of the fractional shares.  Voting and other rights of stockholders will not be affected by the Forward Split.

No fractional shares of Common Stock will be issued in connection with the Forward Split. A stockholder who would otherwise be entitled to receive, in the aggregate, a number of shares of Common Stock that included a fraction  of a share will receive, in lieu thereof, that number of shares rounded up to the next highest whole share.

The Forward Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

	Before Forward Split	After Forward Split
Number of Issued and Outstanding Shares	3,625,000	7,250,000
Number of Shares Authorized but not Outstanding or Reserved for Issuance	0	0
Authorized but Unissued	71,375,000	67,750,000
Number of Record Stockholders	31	31

Although our Board of Directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our shareholders, future issuance of common stock could have a dilutive effect on existing shareholders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

DISSENTERS’ RIGHT OF APPRAISAL

None

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 75,000,000 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of September 9, 2008, the name and the number of voting shares of the Company, par value $.001, held of record or was known by the Registrant to own beneficially more than 5% of the 75,000,000 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	AFFILIATION	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF OWNERSHIP

John Sutherland	Shareholder	1,500,000	41.38%

For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Common Stock (b) investment power with respect to the Common Stock which includes the power to dispose or direct the disposition of the Common Stock.

OTHER EFFECTS ON OUR COMMON STOCK

Our common stock is quoted on the OTC Bulletin Board under the symbol CYIM. The Forward Split will also have the following effects on our common stock as it relates the public markets:

•
If implemented, immediately following the effective date of the Forward Split the market price of our common stock as quoted on the OTC Bulletin Board will decrease up to 2-fold depending upon the final ratio of the Forward Split, and thereafter the quoted price will be subject to ordinary market conditions, and

•
The CUSIP number of our common stock will not change, but the trading symbol will be changed to reflect the Forward Split. As soon as practicable before the effective date of the Forward Split we will issue a press release with the new stock symbol.

ADDITIONAL INFORMATION AND INQUIRIES

The Company further acknowledges that:

•	The company is responsible for the adequacy and accuracy of the disclosure in the filing;

•	Staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

•	the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

By Order of the Board of Directors

Dated: September 17, 2008	/s/ Stephen Clevett
Stephen Clevett, Director